                                                                    Exhibit 23.3


                          Independent Auditors' Consent

The Board of Directors
Internet Capital Group, Inc.

We consent to incorporation by reference in the Registration Statements (No. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559, 33-72560, 333-75499, 333-75501,
333-86777, 333-65092, 333-73284, and 333-69246) on Form S-8 and in the
Registration Statements (No. 333-86675 and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. and subsidiaries of our report dated February 20, 2003 with respect to the Consolidated Balance Sheets of Internet Capital Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related Consolidated Statements of Operations, Cash Flows, Stockholders' Equity (Deficit) and Comprehensive Loss for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the December 31, 2002 annual report on Form 10-K/A of Safeguard Scientifics, Inc.

Our report dated February 20, 2003 contains an explanatory paragraph that describes Internet Capital Group, Inc.'s change in its method of accounting for goodwill, discontinued operations, accounting for an investment, accounting for notes receivable from stockholders and reporting gains on extinguishment of debt in 2002 and derivatives in 2001.


/s/ KPMG LLP

Philadelphia, Pennsylvania
April 23, 2003